EXHIBIT 99.1

Performance Sports Group Expects Working Capital and Profitability Improvement Initiatives to Reduce Debt by Approximately $40 Million in the Second Half of Fiscal 2016

- Company Also Expects Leverage Ratio to Drop Below 6x by the End of Fiscal 2016 and Below 5x by the End of Fiscal 2017 -

EXETER, NH - January 27, 2016 - Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, is providing guidance on debt and leverage levels over the balance of fiscal 2016 and for fiscal 2017. All expectations expressed herein are based upon current market conditions, including foreign currency rates and oil markets.

All figures are in U.S. dollars and certain metrics, including those expressed on an adjusted basis, are non-GAAP financial measures (see “Non-GAAP Financial Measures”).

In fiscal 2016, the Company’s five-year supply chain initiative is expected to drive $3 million in cost savings. Combined with this fiscal year’s $30 million net working capital improvement plan, and other changes in working capital, Performance Sports Group expects to reduce total debt by approximately $40 million during the last two quarters of fiscal 2016. Based on the Company’s previously disclosed outlook for Adjusted EPS in the second half of fiscal 2016, this would bring the Company’s total debt to approximately $423 million, and its leverage ratio down to 5.8x at May 31, 2016 compared to 6.6x at November 30, 2015.

Consistent with the supply chain and working capital improvement plans, as well as the Company’s previously disclosed Adjusted EPS outlook, the debt and leverage expectations at May 31, 2016 do not consider the Company’s recent acquisition of Easton Hockey. Including the impact of the Easton Hockey acquisition, Performance Sports Group expects its leverage ratio to be below 6x by the end of fiscal 2016. The Company defines its leverage ratio as term debt outstanding plus trailing twelve months average revolver less cash, all divided by trailing twelve months Adjusted EBITDA.

The expected significant debt improvement from November 30, 2015 is being driven by an expected $17 million inventory reduction in the last six months of fiscal 2016 compared to the $25 million increase in the same period of fiscal 2015. Other changes in working capital in the last six months of fiscal 2016 are expected to offset higher capital expenditures on a year-over-year basis.

Introduced in October 2014, the five-year supply chain initiative aimed to improve pre-tax profitability by $30 million on an annualized basis by the end of fiscal 2020. This initiative is enhancing the overall effectiveness of the Company’s supply chain, with a particular focus on product cost reductions, inventory quality improvements and increased customer service levels and efficiency.

Performance Sports Group continues to experience strong benefits from the initiative. After recently increasing its savings expectations for fiscal 2017 to $8-12 million from the originally announced $5-7 million, the Company is increasing the bottom of the range to be $10 million, for an expected range of $10-12 million in fiscal 2017. This upward revision in expected fiscal 2017 savings is being driven by three main factors:

1)	A stronger U.S. dollar versus Asian currencies (primarily the Chinese Renminbi) is driving lower labor and other variable costs that contribute to lower cost of finished goods.
2)	Lower oil prices are further reducing the Company’s input costs which also drive down the cost of finished goods.
3)	Solid execution of the Company’s lean manufacturing and other productivity initiatives are helping to drive down product lead times and reduce labor and inventory costs.

Given these factors, as well as the combination of Adjusted EBITDA generation, capital expenditure reductions and debt repayments, Performance Sports Group expects to reduce its leverage ratio to below 5x by the end of fiscal 2017.

“We have made significant progress on cash generating initiatives as measured by the substantial debt reduction we expect in the back half of fiscal 2016,” said Kevin Davis, CEO of Performance Sports Group. “These efforts also underscore our commitment to offsetting the impact of the weakening Canadian dollar on our earnings. Additionally, our supply chain initiative is exceeding our expectations, and we will continue to pursue other opportunities to improve our profitability and add shareholder value during this volatile foreign exchange environment.”

Given the upward revision to the Company’s expected savings in fiscal 2017 from its supply chain initiative, Performance Sports Group now expects the plan to improve pre-tax profitability on an annualized basis by approximately $35 million by the end of fiscal 2020. The Company has not changed the savings range expectations in fiscal years 2018-2020 of the plan. These remain $5-7 million in fiscal 2018 and 2019, and approximately $9 million in fiscal 2020. However, if foreign currency rates and oil markets remain at current levels for an extended period of time, the Company expects to adjust these 2018-2020 expectations accordingly.

Additionally, the Company has made a brief slide presentation available on its website at www.PerformanceSportsGroup.com under the heading “Investor Documents & Filings,” which highlights the content included in this press release.

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and it holds the No. 1 North American position in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. The Company is focused on building its leadership position by growing market share in all product categories and pursuing strategic acquisitions. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes, as well as the S&P/TSX Composite Index. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EPS, Adjusted Net Income/Loss and leverage ratio are non-GAAP financial measures. These non-GAAP financial measures are not recognized measures under GAAP and do not have a standardized meaning prescribed by GAAP, and are therefore unlikely to be comparable to similar measures presented by other companies. When used, these measures are defined in such terms as to allow the reconciliation to the closest GAAP measure. These measures are provided as additional information to complement those GAAP measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under GAAP. The Company uses non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EPS, Adjusted Net Income/Loss and leverage ratio, to provide investors with a supplemental measure of its operating performance and thus highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company also believes that securities analysts, investors and other interested parties frequently use non-GAAP financial measures in the evaluation of issuers. The Company also uses non-GAAP financial measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets, and to assess its ability to meet future debt service, capital expenditure, and working capital requirements.

Adjusted EBITDA is defined as EBITDA (net income adjusted for income tax expense, depreciation and amortization, losses related to amendments to the credit facility, gain or loss on disposal of fixed assets, net interest expense, deferred financing fees, unrealized gains/losses on derivative instruments, and realized and unrealized gains/losses related to foreign exchange revaluation) before restructuring and other one-time or non-cash charges associated with acquisitions, other one-time or non-cash items, pre-Canadian initial public offering sponsor fees, costs related to share offerings, as well as share-based payment expenses. Adjusted EPS is defined as Adjusted Net Income/Loss divided by the weighted average diluted shares outstanding. Adjusted Net Income/Loss is defined as net income adjusted for all unrealized gains/losses related to derivative instruments and unrealized gains/losses related to foreign exchange revaluation, non-cash or incremental charges associated with acquisitions, amortization of acquisition related intangible assets for acquisitions since the Company’s initial public offering in Canada, costs related to share offerings, share-based compensation expense and other non-cash or one-time items.

Leverage ratio is defined as term debt outstanding plus trailing twelve months average revolver less cash, all divided by trailing twelve months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures to the relevant GAAP measure can be found in the Company’s brief slide presentation available on its website at www.PerformanceSportsGroup.com under the heading “Investor Documents & Filings,” which highlights the content included in this press release.

Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to, among other things, our expectation that our leverage ratio will drop to 5.8x by the end of fiscal 2016 (excluding the impact of the Easton Hockey acquisition), below 6x by the end of fiscal 2016 (including the impact of the Easton Hockey acquisition) and below 5x by the end of fiscal 2017, our plan to improve net working capital by $30 million in fiscal 2016, including an expected $17 million inventory reduction in the last six months of fiscal 2016, our outlook remaining consistent with respect to Adjusted EPS in the second half of fiscal 2016 as outlined below, our expectation with respect to a reduction in the Company’s debt by approximately $40 million during the last two quarters of fiscal 2016 bringing the Company’s total debt to approximately $423 million, our expectation that our five-year supply chain initiative will improve pre-tax profitability by approximately $35 million on an annualized basis by the end of fiscal 2020, consisting of cost savings of $3 million in fiscal 2016, ranging from $10 to $12 million for fiscal 2017, ranging from $5 to $7 million in fiscal 2018 and 2019, and approximately $9 million in fiscal 2020. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Implicit in forward-looking statements referenced above, including previously disclosed outlook of Adjusted EPS ranging between $0.09 and $0.10 in our third quarter of fiscal 2016 and between $0.31 and $0.33 in our fourth quarter of fiscal 2016 and Adjusted EPS ranging between $0.66 and $0.69 per share for fiscal 2016, are assumptions with respect to the execution of the Company’s working capital and supply chain initiatives, our Adjusted EPS outlook remaining consistent with that outlined above, currency rates and oil prices remaining at or near current levels for the remainder of fiscal 2016, other changes in working capital in the last six months of fiscal 2016 offsetting higher capital expenditures on a year-over-year basis, our businesses outpacing the growth of the markets we serve, resulting in revenue gains and increased profitability, the Company achieving its currently expected levels of booking orders, repeat orders and team orders for each sport for the remainder of the fiscal year, realizing the expected savings from its cost savings initiatives and maintaining a tax rate at or near recent historical levels. These assumptions, although considered reasonable by the Company at the time of preparation, may prove to be incorrect. Readers are cautioned that actual future operating results and economic performance of the Company are subject to a number of risks and uncertainties, including, among other things described below, general economic, market and business conditions, inability to successfully implement our strategic initiatives on anticipated timelines, including our working capital and supply chain initiatives, changes in foreign currency rates and oil pricing, inability to translate booking orders into realized sales, inability to introduce new and innovative products, and inability to generate demand for our products, and could differ materially from what is currently expected as set out above.

Forward-looking statements, by their nature, are based on assumptions, including those described herein and are subject to important risks and uncertainties. Many factors could cause the Company's actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors: inability to maintain and enhance brands, inability to introduce new and innovative products, intense competition in the sporting equipment and apparel industries, inability to own, enforce, defend and protect intellectual property rights worldwide, costs associated with potential lawsuits to enforce, defend or protect intellectual property rights, inability to protect our known brands and rights to use such brands, infringement of intellectual property rights of others, inability to translate booking orders into realized sales, including risks associated with changes in the mix or timing of orders placed by customers, seasonal fluctuations in our operating results and the trading price of our Common Shares, decrease in popularity of ice hockey, baseball and softball, roller hockey or lacrosse, reduced popularity of the National Hockey League, Major League Baseball or other professional or amateur leagues in sports in which our products are used, adverse publicity of athletes who use our products or the sports in which our products are used, inability to ensure third-party suppliers will meet quality and regulatory standards, reliance on third-party suppliers and manufacturers, disruption of distribution systems, loss of significant customers or suppliers, loss of key customers’ business due to customer consolidation, losses resulting from customer insolvency events, change in the sales mix towards larger customers, cost of raw materials, shipping costs and other cost pressures, risks associated with doing business abroad, inability to expand into international market segments, inability to accurately forecast demand for products, inventory shrinkage, excess inventory due to inaccurate demand forecasts, product liability, warranty and recall claims, inability to successfully design products that satisfy testing protocols and standards established by testing and athletic governing bodies, inability to obtain and maintain necessary approvals in respect of products that may be considered medical devices, inability to successfully open and operate Own The Moment Hockey Experience retail stores, inability to successfully implement our strategic initiatives on anticipated timelines, including our profitability improvement initiative, risks associated with our third-party suppliers and manufacturers failing to manufacture products that comply with all applicable laws and regulations, inability to source merchandise profitably in the event new trade restrictions are imposed or existing trade restrictions become more burdensome, departure of senior executives or other key personnel with specialized market knowledge and technical skills, litigation, including certain class action lawsuits, employment or union-related disputes, disruption of information technology systems, including damages from computer viruses, unauthorized access, cyberattack and other security vulnerabilities, potential environmental liabilities, restrictive covenants in our credit facilities, increasing levels of indebtedness, inability to generate sufficient cash to fund operations or service the Company’s indebtedness, failure to make, integrate, and maintain new acquisitions, inability to realize growth opportunities or cost synergies that are anticipated to result from new acquisitions such as Easton Baseball/Softball and Easton Hockey, undisclosed liabilities acquired pursuant to recent acquisitions, volatility in the market price for Common Shares, possibility that we will need additional capital in the future, incurrence of additional expenses as a result of the loss of our foreign private issuer status, assertion that the acquisition of the Bauer Hockey Business at the time of the Canadian IPO was an inversion transaction, our current intention not to pay cash dividends, dependence on the performance of subsidiaries given the our status as a holding company, potential inability of investors to enforce judgments against the Company and its directors, fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies, general adverse economic and market conditions, changes in government regulations, including tax laws and unanticipated tax liabilities and natural disasters and geo-political events, as well as the factors identified in the "Risk Factors" sections of the Company’s annual report on Form 10-K and quarterly report on Form 10-Q dated January 13, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.PerformanceSportsGroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:
Mark Vendetti
Chief Financial Officer
Tel 1-603-430-2111
investors@performancesportsgroup.com

Investor Relations:
Liolios
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-610-5813
media@performancesportsgroup.com